Exhibit 99.1

Boise Inc. Investor Relations 1111 West Jefferson PO Box 990050 Boise, ID 83799-0050 T 208 384 7456 F 208 395 7400

News Release	For Immediate Release: August 3, 2010

Media Contact	Investor Relations Contact
Virginia Aulin – 208 384 7837	Jason Bowman – 208 384 7456

Boise Inc. Announces Financial Results for Second Quarter 2010

BOISE, Idaho – Boise Inc. (NYSE: BZ) today reported net income of $13.3 million or $0.16 per diluted share for second quarter 2010 compared with net income of $50.9 million or $0.60 per diluted share for second quarter 2009. Net income excluding special items was $11.4 million or $0.14 per diluted share in second quarter 2010 compared with $3.3 million or $0.04 per diluted share in second quarter 2009.

EBITDA excluding special items was $67.0 million for second quarter 2010 compared with $53.0 million for second quarter 2009.

FINANCIAL HIGHLIGHTS

(in millions, except per-share data)

	2Q 2010	2Q 2009	1Q 2010

Sales	$521.6	$479.4	$494.1
Net income (loss)	$13.3	$50.9	$(12.7)
Net income (loss) per diluted share	$0.16	$0.60	$(0.16)
Net income excluding special items (a)	$11.4	$3.3	$3.0
Net income excluding special items per diluted share (a)	$0.14	$0.04	$0.04
EBITDA (b)	$70.1	$130.6	$29.3
EBITDA excluding special items (b)	$67.0	$53.0	$54.9

Net total debt at quarter end (c)	$657.1	$901.7	$693.9

(a)	For reconciliation of net income (loss) to net income excluding special items, see “Summary Notes to Consolidated Financial Statements and Segment Information.”

(b)	For reconciliation of net income (loss) to EBITDA and EBITDA to EBITDA excluding special items, see “Summary Notes to Consolidated Financial Statements and Segment Information.”

(c)	For reconciliation of total debt to net total debt, see “Summary Notes to Consolidated Financial Statements and Segment Information.”

“During the second quarter, we began to benefit from improving pricing trends in both packaging and paper markets and experienced growth in our packaging and packaging demand-driven paper businesses,” said Alexander Toeldte, President and Chief Executive Officer of Boise Inc. “Shipments in our

corrugated packaging business were up 17% over the prior year, and sales volumes of our premium office, label and release, and flexible packaging products grew 14% over the prior year period. During the second quarter, we completed planned annual outages at our International Falls and Wallula mills. Looking ahead to the third quarter, we have no planned annual maintenance outages and expect to continue to benefit from the recently implemented price increases.”

Sales

Total sales for second quarter 2010 were $521.6 million, up $42.2 million, or 9%, from $479.4 million for second quarter 2009 and up $27.5 million from first quarter 2010 sales of $494.1 million.

Paper segment sales increased $7.8 million during second quarter 2010 compared with second quarter 2009 due primarily to increased sales prices. Packaging segment sales increased $35.9 million during second quarter 2010 compared with second quarter 2009 driven by higher sales volumes for corrugated products and newsprint and higher sales prices for linerboard and newsprint. These increases were offset partially by lower sales prices of corrugated products compared with the prior year.

Prices and Volumes

Pricing for uncoated freesheet improved in second quarter 2010 compared with second quarter 2009 and first quarter 2010. Average net selling prices for uncoated freesheet papers increased $12 per ton, or 1%, to $970 per ton during second quarter 2010 compared with second quarter 2009 and increased $29 per ton from first quarter 2010. In first quarter 2010, we implemented a $40-per-ton price increase across most of our uncoated freesheet grades, including cut-size office papers, offset, and midweight opaque grades. In April 2010, we announced a $60-per-ton price increase effective in May across virtually all of our uncoated office papers and printing and converting grades, from which we expect to further benefit beginning in third quarter 2010. Overall, uncoated freesheet sales volumes were 312,000 tons during second quarter 2010, a decrease of 1% versus the prior year period, and flat from first quarter 2010. Combined sales volumes of premium office, label and release, and flexible packaging papers, which represented 32% of our total second quarter 2010 uncoated freesheet sales volumes, increased by 14% compared with second quarter 2009.

Corrugated container and sheet sales volumes improved 17% during second quarter 2010 compared with second quarter 2009 and increased 4% from first quarter 2010. This increase was due primarily to increased sales of sheets from our sheet feeder plant in Texas as a result of improving industrial markets in the area. Corrugated container and sheet prices increased 6% sequentially from first quarter 2010 driven by higher selling prices for containerboard. Corrugated container and sheet prices decreased 5% in second quarter 2010 from second quarter 2009 driven primarily by an increased sales mix of corrugated sheets relative to corrugated containers.

Linerboard net selling prices to third parties increased $38 per ton, or 13%, to $340 per ton in second quarter 2010 compared with $302 per ton in second quarter 2009 and improved $44 per ton sequentially from first quarter 2010. In first quarter 2010, we implemented a $50-per-ton and $70-per-ton price increase on domestic linerboard sales in the eastern and western U.S., respectively. During second quarter, we implemented an additional $60-per-ton increase on domestic linerboard sales. In July, we announced an additional $60-per-ton increase on domestic linerboard sales effective on August orders. Linerboard sales volumes to third parties were 54,000 tons during second quarter 2010, flat from second quarter 2009. Third-party sales volumes decreased 13% sequentially from first quarter 2010 as improved sales volumes in our corrugated product and sheet operations during second quarter 2010 resulted in less linerboard available for sales to third parties.

Input Costs

Total fiber, energy, and chemical costs for second quarter 2010 were $215.1 million, an increase of $31.4 million, or 17%, compared with costs of $183.7 million for second quarter 2009. The increase was driven primarily by higher fiber costs and higher consumption of all inputs due to increased production volumes.

INPUT COST SUMMARY

(in millions)

	2Q 2010	2Q 2009	1Q 2010

Fiber	$117.1	$92.2	$115.5
Energy	48.1	40.5	63.4
Chemicals	49.9	51.0	49.1

Total	$215.1	$183.7	$228.0

Total fiber costs during second quarter 2010 were $117.1 million, an increase of $24.9 million, or 27%, from $92.2 million incurred in second quarter 2009. This was due to higher purchased pulp prices and increased fiber consumption. Fiber costs in second quarter 2010 increased $1.6 million, or 1%, compared with $115.5 million in first quarter 2010.

Energy costs in second quarter 2010 were $48.1 million, an increase of $7.6 million, or 19%, compared with $40.5 million in second quarter 2009. This was driven by increased consumption of energy due to higher production volumes, offset partially in the Paper segment by lower electrical prices and more favorable energy mix. Energy costs in second quarter 2010 decreased $15.3 million, or 24%, from $63.4 million in first quarter 2010 due to seasonal decreases in consumption and lower natural gas prices.

Chemical costs in second quarter 2010 were $49.9 million, a decrease of $1.1 million, or 2%, compared with $51.0 million in second quarter 2009 as lower prices were offset partially by higher consumption of commodity chemicals. Chemical costs were up $0.8 million, or 2%, compared with $49.1 million in first quarter 2010 due to higher prices.

Webcast and Conference Call

Boise Inc. will host a webcast and conference call on Tuesday, August 3, 2010, at 12:00 p.m. ET, at which time we will review the company’s recent performance. To participate in the conference call, dial 866-841-1001 (international callers should dial 832-445-1689). The webcast may be accessed through Boise’s Internet site and will be archived for one year following the call. Go to www.BoiseInc.com and click on the link to the webcast under Webcasts & Presentations on the Investors drop-down menu.

A replay of the conference call will be available in Webcasts & Presentations from August 3 at 3:00 p.m. ET through August 31 at 11:45 p.m. ET. Playback numbers are 800-642-1687 for U.S. callers and 706-645-9291 for international callers. The passcode is 88822731.

About Boise Inc.

Headquartered in Boise, Idaho, Boise Inc. (NYSE: BZ) manufactures packaging products and papers including corrugated containers, containerboard, label and release and flexible packaging papers, imaging papers for the office and home, printing and converting papers, newsprint, and market pulp. Our employees are committed to delivering excellent value while managing our businesses to sustain environmental resources for future generations. Visit our website at www.BoiseInc.com.

Forward-Looking Statements

This news release contains statements that are “forward looking” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside our control that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. Statements regarding announced price increases on our products and the benefits we expect to derive from such increases are considered forward looking; accordingly, there can be no assurance that we will be able to implement or realize all or any part of such price increases. For further information about the risks and uncertainties associated with our business, please refer to our filings with the Securities and Exchange Commission. The company does not intend, and undertakes no obligation, to update any forward-looking statements.

Boise Inc.

Consolidated Statements of Income (Loss)

(unaudited, dollars and shares in thousands, except per-share data)

	Three Months Ended
	June 30		March 31,
	2010	2009	2010
Sales
Trade	$511,012	$469,877	$485,851
Related parties	10,549	9,490	8,254

	521,561	479,367	494,105

Costs and expenses
Materials, labor, and other operating expenses	419,594	386,013	408,485
Fiber costs from related parties	5,168	8,933	9,831
Depreciation, amortization, and depletion	32,267	32,892	32,131
Selling and distribution expenses	14,254	14,024	13,734
General and administrative expenses	12,569	12,691	11,459
St. Helens mill restructuring	(434)	1,133	128
Alternative fuel mixture credits, net	—	(75,337)	—
Other (income) expense, net	(11)	2,434	(303)

	483,407	382,783	475,465

Income from operations	38,154	96,584	18,640

Foreign exchange gain (loss)	(323)	1,157	687
Change in fair value of interest rate derivatives	(13)	627	(29)
Loss on extinguishment of debt	(28)	—	(22,197)
Interest expense	(16,165)	(21,389)	(16,445)
Interest income	61	91	37

	(16,468)	(19,514)	(37,947)

Income (loss) before income taxes	21,686	77,070	(19,307)
Income tax (provision) benefit	(8,376)	(26,187)	6,622

Net income (loss)	$13,310	$50,883	$(12,685)

Weighted average common shares outstanding:
Basic	80,624	78,142	79,800
Diluted	84,093	84,254	79,800

Net income (loss) per common share:
Basic	$0.17	$0.65	$(0.16)
Diluted	$0.16	$0.60	$(0.16)

Segment Information

(unaudited, dollars in thousands)

	Three Months Ended
	June 30		March 31,
	2010	2009	2010
Segment sales
Paper	$364,199	$356,401	$353,489
Packaging	166,143	130,237	148,154
Intersegment eliminations and other	(8,781)	(7,271)	(7,538)

	$521,561	$479,367	$494,105

Segment income (loss)
Paper (1)	$25,708	$84,505	$29,943
Packaging (1)	17,105	20,330	(5,770)
Corporate and Other (1)	(4,982)	(7,094)	(4,846)

	37,831	97,741	19,327

Change in fair value of interest rate derivatives	(13)	627	(29)
Loss on extinguishment of debt	(28)	—	(22,197)
Interest expense	(16,165)	(21,389)	(16,445)
Interest income	61	91	37

Income (loss) before income taxes	$21,686	$77,070	$(19,307)

EBITDA (2)
Paper (1)	$47,406	$105,604	$51,412
Packaging (1)	26,684	31,108	3,926
Corporate and Other (1) (3)	(4,020)	(6,079)	(26,077)

	$70,070	$130,633	$29,261

(1)	The three months ended June 30, 2009, included $57.0 million of income recorded in the Paper segment, $19.9 million of income recorded in the Packaging segment, and $1.6 million of expenses recorded in the Corporate and Other segment relating to alternative fuel mixture credits. These amounts are net of fees and expenses and before taxes.

(2)	See Summary Notes to Consolidated Financial Statements and Segment Information for a reconciliation of our EBITDA to net income (loss).

(3)	The three months ended March 31, 2010, included $22.2 million of loss on extinguishment of debt.

Boise Inc.

Consolidated Statements of Income

(unaudited, dollars and shares in thousands, except per-share data)

	Six Months Ended June 30
	2010	2009
Sales
Trade	$996,863	$954,745
Related parties	18,803	24,907

	1,015,666	979,652

Costs and expenses
Materials, labor, and other operating expenses	828,079	799,152
Fiber costs from related parties	14,999	14,636
Depreciation, amortization, and depletion	64,398	64,864
Selling and distribution expenses	27,988	27,806
General and administrative expenses	24,028	23,064
St. Helens mill restructuring	(306)	4,781
Alternative fuel mixture credits, net	—	(75,337)
Other (income) expense, net	(314)	2,673

	958,872	861,639

Income from operations	56,794	118,013

Foreign exchange gain (loss)	364	479
Change in fair value of interest rate derivatives	(42)	495
Loss on extinguishment of debt	(22,225)	—
Interest expense	(32,610)	(43,543)
Interest income	98	145

	(54,415)	(42,424)

Income before income taxes	2,379	75,589
Income tax (provision) benefit	(1,754)	(25,622)

Net income	$625	$49,967

Weighted average common shares outstanding:
Basic	80,214	77,818
Diluted	84,143	81,906

Net income per common share:
Basic	$0.01	$0.64
Diluted	$0.01	$0.61

Segment Information

(unaudited, dollars in thousands)

	Six Months Ended June 30
	2010	2009
Segment sales
Paper	$717,688	$708,396
Packaging	314,297	287,369
Intersegment eliminations and other	(16,319)	(16,113)

	$1,015,666	$979,652

Segment income
Paper (1)	$55,651	$109,281
Packaging (1)	11,335	21,455
Corporate and Other (1) (2)	(9,828)	(12,244)

	57,158	118,492

Change in fair value of interest rate derivatives	(42)	495
Loss on extinguishment of debt	(22,225)	—
Interest expense	(32,610)	(43,543)
Interest income	98	145

Income (loss) before income taxes	$2,379	$75,589

EBITDA (2)
Paper (1)	$98,818	$151,726
Packaging (1)	30,610	41,889
Corporate and Other (1) (3)	(30,097)	(10,259)

	$99,331	$183,356

(1)	The six months ended June 30, 2009, included $57.0 million of income recorded in the Paper segment, $19.9 million of income recorded in the Packaging segment, and $1.6 million of expenses recorded in the Corporate and Other segment relating to alternative fuel mixture credits. These amounts are net of fees and expenses and before taxes.

(2)	See Summary Notes to Consolidated Financial Statements and Segment Information for a reconciliation of our EBITDA to net income.

(3)	The six months ended June 30, 2010, included $22.2 million of loss on extinguishment of debt.

Boise Inc.

Consolidated Balance Sheets

(unaudited, dollars in thousands)

	June 30, 2010	December 31, 2009
ASSETS

Current
Cash and cash equivalents	$128,062	$69,393
Short-term investments	10,606	10,023
Receivables
Trade, less allowances of $616 and $839	205,268	185,110
Related parties	2,236	2,056
Other (1)	4,274	62,410
Inventories	255,335	252,173
Deferred income taxes	12,151	—
Prepaid and other	10,829	4,819

	628,761	585,984

Property
Property and equipment, net	1,186,072	1,205,679
Fiber farms and deposits	17,825	17,094

	1,203,897	1,222,773

Deferred financing costs	32,980	47,369
Intangible assets, net	30,981	32,358
Other assets	7,546	7,306

Total assets	$1,904,165	$1,895,790

(1)	December 31, 2009, included a $56.6 million receivable for alternative fuel mixture credits. This amount was collected during first quarter 2010.

Boise Inc.

Consolidated Balance Sheets (continued)

(unaudited, dollars and shares in thousands, except per-share data)

	June 30, 2010	December 31, 2009
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current
Short-term borrowings	$3,536	$—
Current portion of long-term debt	29,163	30,711
Income taxes payable	63	240
Accounts payable
Trade	193,238	172,518
Related parties	931	2,598
Accrued liabilities
Compensation and benefits	53,690	67,948
Interest payable	11,319	4,946
Other	17,019	23,735

	308,959	302,696

Debt
Long-term debt, less current portion	763,081	785,216

Other
Deferred income taxes	53,065	32,253
Compensation and benefits	122,446	123,889
Other long-term liabilities	33,729	30,801

	209,240	186,943

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock, $.0001 par value per share:	—	—
1,000 shares authorized; none issued
Common stock, $.0001 par value per share:	8	8
250,000 shares authorized;
84,760 shares and 84,419 shares issued and outstanding
Additional paid-in capital	579,211	578,669
Accumulated other comprehensive income (loss)	(70,770)	(71,553)
Retained earnings	114,436	113,811

Total stockholders’ equity	622,885	620,935

Total liabilities and stockholders’ equity	$1,904,165	$1,895,790

Boise Inc.

Consolidated Statements of Cash Flows

(unaudited, dollars in thousands)

	Six Months Ended June 30
	2010	2009
Cash provided by (used for) operations
Net income	$625	$49,967
Items in net income not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other	68,864	71,178
Share-based compensation expense	1,834	1,744
Notes payable interest expense	—	5,349
Pension and other postretirement benefit expense	4,705	4,877
Deferred income taxes	912	16,593
Change in fair value of energy derivatives	617	(1,277)
Change in fair value of interest rate derivatives	42	(495)
(Gain) loss on sales of assets, net	45	10
Other	(364)	(385)
Loss on extinguishment of debt	22,225	—
Decrease (increase) in working capital, net of acquisitions
Receivables	37,899	12,982
Inventories	(5,347)	68,237
Prepaid expenses	1,503	(2,650)
Accounts payable and accrued liabilities	6,352	(7,121)
Current and deferred income taxes	344	8,420
Pension and other postretirement benefit payments	(5,864)	(7,031)
Other	(101)	331

Cash provided by (used for) operations	134,291	220,729

Cash provided by (used for) investment
Acquisitions of businesses and facilities	—	(543)
Expenditures for property and equipment	(37,481)	(35,854)
Purchases of short-term investments	(11,825)	(10,000)
Maturities of short-term investments	11,247	—
Sales of assets	575	317
Other	230	571

Cash provided by (used for) investment	(37,254)	(45,509)

Cash provided by (used for) financing
Issuances of long-term debt	300,000	10,000
Payments of long-term debt	(323,683)	(92,631)
Payments of short-term borrowings	(1,752)	—
Payments of deferred financing fees	(11,613)	—
Other	(1,320)	—

Cash provided by (used for) financing	(38,368)	(82,631)

Increase in cash and cash equivalents	58,669	92,589

Balance at beginning of the period	69,393	22,518

Balance at end of the period	$128,062	$115,107

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the Company’s 2009 Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, as well as other reports the Company files with the SEC. Net income (loss) for all periods presented involved estimates and accruals.

Boise Inc. operates its business in three reportable segments: Paper, Packaging, and Corporate and Other (support services). Boise Inc. manufactures and sells a range of papers, including communication-based papers, packaging-demand-driven papers, and market pulp. Boise Inc. also manufactures and sells corrugated containers and sheets as well as linerboard and newsprint.

This release contains several financial measures that are not measures under U.S. generally accepted accounting principles (GAAP). These measures include EBITDA, EBITDA excluding special items, net income excluding special items, net total debt, and other similar measures. Management uses these measures to evaluate ongoing operations and believes they are useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The following charts reconcile these non-GAAP measures with the most directly comparable GAAP measures.

EBITDA represents income (loss) before interest (change in fair value of interest rate derivatives, interest expense, and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income (loss) to EBITDA for the three months ended June 30, 2010 and 2009, and the three months ended March 31, 2010 (unaudited, dollars in thousands):

	Three Months Ended
	June 30		March 31,
	2010	2009	2010

Net income (loss)	$13,310	$50,883	$(12,685)
Change in fair value of interest rate derivatives	13	(627)	29
Interest expense	16,165	21,389	16,445
Interest income	(61)	(91)	(37)
Income tax provision (benefit)	8,376	26,187	(6,622)
Depreciation, amortization, and depletion	32,267	32,892	32,131

EBITDA	$70,070	$130,633	$29,261

The following table reconciles net income to EBITDA for the six months ended June 30, 2010 and 2009 (unaudited, dollars in thousands):

	Six Months Ended
	June 30
	2010	2009

Net income	$625	$49,967
Change in fair value of interest rate derivatives	42	(495)
Interest expense	32,610	43,543
Interest income	(98)	(145)
Income tax provision (benefit)	1,754	25,622
Depreciation, amortization, and depletion	64,398	64,864

EBITDA	$99,331	$183,356

The following table reconciles segment income (loss) and EBITDA to EBITDA excluding special items for the three months ended June 30, 2010 and 2009, and the three months ended March 31, 2010 (unaudited, dollars in thousands):

	Three Months Ended
	June 30		March 31, 2010
	2010	2009
Paper
Segment income	$25,708	$84,505	$29,943
Depreciation, amortization, and depletion	21,698	21,099	21,469

EBITDA	$47,406	$105,604	$51,412

St. Helens mill restructuring	(434)	1,133	128
Change in fair value of energy hedges	(2,312)	(2,797)	2,832
Alternative fuel mixture credits, net	—	(56,967)	—

EBITDA excluding special items	$44,660	$46,973	$54,372

Packaging
Segment income (loss)	$17,105	$20,330	$(5,770)
Depreciation, amortization, and depletion	9,579	10,778	9,696

EBITDA	$26,684	$31,108	$3,926

Change in fair value of energy hedges	(401)	(671)	498
Alternative fuel mixture credits, net	—	(19,947)	—

EBITDA excluding special items	$26,283	$10,490	$4,424

Corporate and Other
Segment loss	$(4,982)	$(7,094)	$(4,846)
Depreciation, amortization, and depletion	990	1,015	966
Loss on extinguishment of debt	(28)	—	(22,197)

EBITDA	$(4,020)	$(6,079)	$(26,077)

Alternative fuel mixture credits, net	—	1,577	—
Loss on extinguishment of debt	28	—	22,197

EBITDA excluding special items	$(3,992)	$(4,502)	$(3,880)

EBITDA	$70,070	$130,633	$29,261

EBITDA excluding special items	$66,951	$52,961	$54,916

The following table reconciles segment income (loss) and EBITDA to EBITDA excluding special items for the six months ended June 30, 2010 and 2009 (unaudited, dollars in thousands):

	Six Months Ended June 30
	2010	2009
Paper
Segment income	$55,651	$109,281
Depreciation, amortization, and depletion	43,167	42,445

EBITDA	$98,818	$151,726

St. Helens mill restructuring	(306)	4,781
Change in fair value of energy hedges	521	(994)
Alternative fuel mixture credits, net	—	(56,967)

EBITDA excluding special items	$99,033	$98,546

Packaging
Segment income	$11,335	$21,455
Depreciation, amortization, and depletion	19,275	20,434

EBITDA	$30,610	$41,889

Change in fair value of energy hedges	96	(283)
Alternative fuel mixture credits, net	—	(19,947)

EBITDA excluding special items	$30,706	$21,659

Corporate and Other
Segment loss	$(9,828)	$(12,244)
Depreciation, amortization, and depletion	1,956	1,985
Loss on extinguishment of debt	(22,225)	—

EBITDA	$(30,097)	$(10,259)

Alternative fuel mixture credits, net	—	1,577
Loss on extinguishment of debt	22,225	—

EBITDA excluding special items	$(7,872)	$(8,682)

EBITDA	$99,331	$183,356

EBITDA excluding special items	$121,867	$111,523

The following tables reconcile net income (loss) to net income excluding special items and presents net income excluding special items per diluted share for the three months ended June 30, 2010 and 2009, the three months ended March 31, 2010, and the six months ended June 30, 2010 and 2009 (unaudited, dollars and shares in thousands):

	Three Months Ended
	June 30		March 31, 2010
	2010	2009

Net income (loss)	$13,310	$50,883	$(12,685)
St. Helens mill restructuring	(434)	1,133	128
Change in fair value of energy hedges	(2,713)	(3,468)	3,330
Alternative fuel mixture credits, net	—	(75,337)	—
Loss on extinguishment of debt	28	—	22,197
Tax impact of special items (a)	1,207	30,059	(9,928)

Net income excluding special items	$11,398	$3,270	$3,042

Weighted average common shares outstanding: diluted	84,093	84,254	84,195
Net income excluding special items per diluted share	$0.14	$0.04	$0.04

	Six Months Ended
	June 30
	2010	2009

Net income	$625	$49,967
St. Helens mill restructuring	(306)	4,781
Change in fair value of energy hedges	617	(1,277)
Alternative fuel mixture credits, net	—	(75,337)
Loss on extinguishment of debt	22,225	—
Tax impact of special items (a)	(8,721)	27,799

Net income excluding special items	$14,440	$5,933

Weighted average common shares outstanding: diluted	84,143	81,906
Net income excluding special items per diluted share	$0.17	$0.07

(a)	Special items are tax effected in the aggregate at an assumed combined federal and state statutory rate of 38.7%.

The following table reconciles total debt to net total debt as of June 30, 2010 and 2009, and March 31, 2010 (unaudited, dollars in thousands):

	June 30,	June 30,	March 31,
	2010	2009	2010

Short-term borrowings	$3,536	$—	$—
Current portion of long-term debt	29,163	14,890	16,663
Long-term debt, less current portion	763,081	939,929	775,581
Notes payable	—	71,955	—

Total debt	795,780	1,026,774	792,244
Less cash and cash equivalents and short-term investments	(138,668)	(125,108)	(98,300)

Net total debt	$657,112	$901,666	$693,944